UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2023 (May 30, 2023)

QRONS INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-55800	81-3623646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28-10 Jackson Avenue #26N Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

+1 212-945-2080

(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 17, 2023 Qrons Inc. (the “Company”) entered into a License Agreement Term Sheet (the “Agreement”) with Professors Benjamin Sredni and Michael Albeck (the “Professors”) and Dr. Ido Merfeld (“Merfeld”), the Company’s President and co-Founder.

Under the Agreement the Professors inventors of certain patents, applications, processes and who possess certain related know-how particularly as to AS101 Tellurium based compounds, (the “Background IP”) agreed to license the Background IP to Qrons.

Merfeld is the inventor of certain patents and possesses certain related know-how particularly as to Pseudopolyrotaxanes and Cyclodextrins, all owned by Qrons (“Qrons IP”).

The Professors granted Qrons an exclusive world-wide, perpetual license to the Background IP, unless the Background IP is returned should Qrons fail to meet certain fundraising and prosecution milestones.

The Background IP, independently or together with the Qrons IP will be used as part of a new research program allowing for the use of all Background IP by Qrons to experiment and commercialize the therapeutic effect of certain Tellurium based compounds on antibiotic resistance bacterial infections, Sepsis and Traumatic brain injuries (“Tellurium Research”).

The Tellurium Research will be allowed to expand to include other indications as progress warrants and agreed by the parties. The Professors and Merfeld as co-inventors will enter into a new patent filing for treating sepsis with certain Tellurium based compounds independently and in combination with Cyclodextrins, to be known as the “New Patent.” The New Patent will be assigned to Qrons, subject to Qrons rights under the Agreement.

As part of the Tellurium Research program the Professors will join Qrons’ Scientific Advisory Board.

All new intellectual properties and/or Know-how discovered and/or generated by The Tellurium Research (“Forward IP”) will be the sole property of Qrons. All the Background IP will remain to be the sole property of the Professors until an Exit Event occurs.

All additional patents developed, invented or otherwise during the course of the Tellurium Research will be filed, prosecuted, and maintained by Qrons.

Qrons and the Professors will share the expenses relating to the filing, prosecution and maintenance of the provisional period of the New Patent. Thereafter, all expenses related to the New Patent shall be the sole responsibility of Qrons.

Qrons is tasked with raising $2 million funds to support Tellurium Research. If within a year after the commencement of the Agreement, Qrons fails to raise at least $2 million, the license will be terminated unless agreed otherwise by the parties.

If Qrons shall (i) fail to prosecute and maintain in due order the New Patent or (ii)  fail to launch a Phase 1 program with the FDA or a comparable European regulatory agency for at least one Tellurium based treatment on or before the three-year (3) anniversary of the date of the Agreement, then the Professors may terminate the license.

In the case of termination of the Agreement, Qrons shall at the request of the Professors transfer to the Professors & Merfeld ownership of the New Patent as well as the files, documents, research and new know how, in relation to the sepsis research.

As consideration for joining the Scientific Advisory Board, The Professors shall each receive a grant of 150,000 common stock options exercisable at $0.50 (half dollar) with one-third (1/3) being immediately exercisable, and an additional one-third (1/3) exercisable on each of the first- and second-year anniversary dates of the Agreement. Each option shall have a 3-year term for which to exercise the option.

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Adv. Avichai Isaschar and Hananel Levy will join the Company’s Business Advisory Board and as consideration shall each receive a grant of 50,000 common stock options exercisable at $1.00 (One dollar) each with one-third (1/3) being immediately exercisable, and an additional one-third (1/3) exercisable on each of the first- and second-year anniversary dates of the Agreement. Each option shall have a 3-year term for which to exercise the option.

In consideration of the Background IP, Qrons will issue to the Professors, to be held as directed by them a total of 800,000 common stock options exercisable to purchase shares of Qrons common stock at an exercise price of $1.00 per share, fifty percent (50%) which shall be exercisable on the date of execution of the Agreement and the balance exercisable 1 years from the date of the Agreement. Should the Professors request to receive back the rights to the New Patent “all un-exercised options should expire.”

In consideration of licensing the Background IP, Qrons shall pay the Professors an earned Royalty of 2% (1% each) Net Sales of any Tellurium based transactions, anywhere in the World and pay to the Professors fifteen percent (15%) of all Sublicense Consideration received by Qrons and each Affiliate under a Sublicense.

In the case of a Qrons Exit Event (as defined in the Agreement) the Professors shall transfer full ownership of the Background IP to Qrons and in exchange receive two percent (2%) (1% each) of  any consideration received by Qrons as part of such Exit Event.

The definitive agreement shall contain customary Confidential provisions, recognizing that Qrons as public company is obligated to comply with U.S. securities laws as to certain disclosures. Qrons will also issue press releases, so as to enhance its securities profile.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of such Agreement, a copy of which is attached hereto as Exhibit 10.35 and is incorporated herein in its entirety by reference.

Section 1-Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On May 30, 2023, Dartmouth Office of Entrepreneurship and Technology Transfer (“Dartmouth”) issued to Qrons a Notice of Default that Qrons had materially breached its license obligations under a license agreement that was effective September 3, 2019. For (i) failing to provide progress reports every six months (ii) for failing to pay Dartmouth an annual license fee of $25,000 (iii) for owing $4,877 for patent costs attributable to the Dartmouth patent (iv) for not funding no less than $1,000,000 of research towards development of licensed products in each calendar year beginning in calendar year 2019.

The notice further provided that should Qrons fail to pay the invoices by June 13, 2023, and fail to provide the required reports and cure all defaults under the license within thirty days Dartmouth will provide a notice of termination.

To date Qrons has not cured the defaults, nor has Dartmouth issued a notice of termination.

In light of Qrons’ decision to advance its research with tellurium-based compounds, as more fully set forth in the License Agreement Term Sheet dated July 17, 2023, it and Dartmouth have had ongoing discussions as to the terms of terminating the Dartmouth license. The parties hope to terminate the license agreement on mutually agreeable terms, although there can be no such guarantee that such an agreement can be reached.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet  Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference in this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference in this Item 3.02.

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The shares of common stock underlying the common stock options described in Item 1.01 above shall be issued in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Regulation S of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

On July 20, 2023, the Company issued a press release disclosing the entry into the License Agreement Term Sheet as more fully described above in Item 1.01 herein. A copy of the press release is attached to this report as Exhibit 99.1.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No	Description
10.35	License Agreement Term Sheet dated July 17, 2023

99.1	Press Release dated July 20, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QRONS INC.

Date: July 24, 2023	By:	/s/ Jonah Meer
	Name:	Jonah Meer
	Title:	Chief Executive Officer

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